Exhibit 11

                                      July 1, 1994             Year Ended                          Six Months Ended
                                      (Inception) to          December 31,                             June 30,
                                      December 31,                   Pro Forma                                       Pro Forma
                                          1994            1995           1995           1995            1996           1996
                                      -------------  -------------   -------------  -------------  -------------   --------

Primary
Weighted average shares
     outstanding....................      1,985,294      3,913,944       3,913,944      3,876,065      4,015,273       4,015,273
Net common shares issuable
     on exercise of certain stock
     options (1)(2).................        763,155        552,089         552,089        552,089        552,089         951,830
Net common shares issuable
     on exercise of certain
     warrants (1)(2)................        114,286        114,286         114,286        114,286        114,286       2,295,417
Contingently issuable shares in
     business combinations..........      2,358,917      2,358,917       2,358,917      2,358,917      2,358,917       2,358,917
                                      -------------  -------------   -------------  -------------  -------------   -------------
Number of common shares
     outstanding....................      5,221,652      6,939,236       6,939,236      6,901,357      7,040,565       9,621,437
                                      =============  =============   =============  =============  =============   =============

Fully Diluted
Weighted average shares
     outstanding....................      1,985,294      3,913,944       3,913,944      3,876,065      4,015,273       4,015,273
Net common shares issuable
     on exercise of certain stock
     options (1)(2).................        763,155        552,089         552,089        552,089        552,089         951,830
Net common shares issuable
     on exercise of certain
     warrants (1)(2)................        114,286        114,286         114,286        114,286        114,286       2,295,417
Contingently issuable shares in
     business combinations..........      2,358,917      2,358,917       2,358,917      2,358,917      2,358,917       2,358,917
Other dilutive securities...........        200,030        200,030         200,030        200,030        200,030         200,030
                                      -------------  -------------   -------------  -------------  -------------   -------------
Number of common shares
     outstanding....................      5,421,682      7,139,266       7,139,266      7,101,387      7,240,595       9,821,467
                                      =============  =============   =============  =============  =============   =============

Net income (loss)
Actual net income (loss)............       (169,890)      (697,342)       (135,451)      (349,015)      (393,316)        128,217
Reduction of interest
     expense on debt (3)............              -              -               -              -              -          37,243
Interest income on
     investments (3)................        147,593              -               -              -              -               -
                                      -------------  -------------   -------------  -------------  -------------   -------------
Adjusted net income.................        (22,297)      (697,342)       (135,451)      (349,015)      (393,316)        165,460
                                      =============  =============   =============  =============  =============   =============


(1) Net common shares issuable on exercise of certain stock options and warrants is calculated based on the treasury stock method using an estimate of the initial public offering price

(2) Common shares issuable on exercise of certain stock options and warrants were not included since the effect of inclusion would be anti-dilutive.

(3) Adjustments to net income are the result of the 20% buy back limitation of the treasury stock method.